iShares Trust

Screen #2 attachment for funds beyond series 99

100        ISHARES INTERMEDIATE CREDIT BOND ETF                N
101        ISHARES CREDIT BOND ETF                             N
102        ISHARES INTERMEDIATE GOVT/CREDIT BOND ETF           N
103        ISHARES GOVERNMENT/CREDIT BOND ETF                  N
106                ISHARES IBOXX $ HIGH YIELD CORPORATE BOND ETF   N
107                ISHARES MBS ETF                                                                                           N
115                ISHARES NATIONAL AMT-FREE MUNICIPAL BOND ETF        N
116                ISHARES CALIFORNIA AMT-FREE MUNICIPAL BOND ETF      N
117                ISHARES NEW YORK AMT-FREE MUNICIPAL BOND ETF        N
147                ISHARES AGENCY BOND ETF                                                                                                          N
148                ISHARES S-T NATIONAL AMT-FREE MUNICIPAL BD ETF      N
155                ISHARES 10+ YEAR CREDIT BOND ETF   N
156                ISHARES CORE LONG-TERM US BOND ETF                                                                                                               N

Please visit the iShares website for the most recent shareholder report if you need more information on any series higher than series 99. http://us.ishares.com/advisor_resources/resource_library/tax_legal_documents.htm